                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 28, 2005,

                                  BY AND AMONG

                               ARTISTDIRECT, INC.,

                          ARTISTDIRECT MERGER SUB, INC.

                                       AND

                               MEDIADEFENDER, INC.

                                TABLE OF CONTENTS

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                                                                                        Page
                                                                                        ----
ARTICLE I         DEFINITIONS; CERTAIN MATTERS OF CONSTRUCTION.......................     1

ARTICLE II        THE MERGER..........................................................    2
   Section 2.1      The Merger........................................................    2
   Section 2.2      Consummation of Merger............................................    2
   Section 2.3      Effect of Merger..................................................    2
   Section 2.4      Merger Consideration..............................................    3
   Section 2.5      Adjustment to Merger Consideration................................    3
   Section 2.6      Effect on the Shares..............................................    4
   Section 2.7      Dissenting Shares.................................................    4
   Section 2.8      Exchange of Certificates..........................................    5
   Section 2.9      Company Options...................................................    7
   Section 2.10     Closing...........................................................    8

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................    8
   Section 3.1      Organization, Good Standing and Qualification.....................    8
   Section 3.2      Capitalization and Voting Rights..................................    8
   Section 3.3      Subsidiaries......................................................    9
   Section 3.4      Authorization.....................................................    9
   Section 3.5      Litigation........................................................    9
   Section 3.6      No Adverse Legislation............................................   10
   Section 3.7      Intellectual Property Rights; Employee Restrictions...............   10
   Section 3.8      Compliance with Other Instruments; Consents.......................   11
   Section 3.9      Agreements; Action................................................   11
   Section 3.10     Absence of Certain Developments; Conduct of Business..............   12
   Section 3.11     Permits...........................................................   12
   Section 3.12     Employee Matters; Employee Benefits...............................   13
   Section 3.13     Title to Property and Assets......................................   14
   Section 3.14     Taxes.............................................................   15
   Section 3.15     Financial Statements; No Undisclosed Liabilities..................   16
   Section 3.16     Accounts Receivable and Payable...................................   16
   Section 3.17     Insurance.........................................................   17
   Section 3.18     Investment Banking; Brokerage.....................................   17
   Section 3.19     Customers.........................................................   17
   Section 3.20     Third Party Suppliers and Back-Up.................................   17
   Section 3.21     Compliance with Laws..............................................   18
   Section 3.22     Absence of Certain Business Practices.............................   18
   Section 3.23     Real Estate.......................................................   18
   Section 3.24     Product Warranty..................................................   18
   Section 3.25     Data Processing...................................................   19
   Section 3.26     Disclosures.......................................................   19

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
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB......   19
   Section 4.1      Organization, Good Standing and Qualification.....................   19
   Section 4.2      Authorization.....................................................   20
   Section 4.3      Capitalization and Share Ownership................................   20
   Section 4.4      Compliance with Other Instruments.................................   20
   Section 4.5      Litigation........................................................   21
   Section 4.6      Merger Consideration in Escrow....................................   21
   Section 4.7      Restraint.........................................................   21

ARTICLE V         COVENANTS...........................................................   21
   Section 5.1      Employee Benefits.................................................   21
   Section 5.2      Directors' and Officers' Indemnification and Insurance............   22
   Section 5.3      Public Statement and Press Releases...............................   23
   Section 5.4      Payment of Transfer Taxes and Other Charges.......................   23
   Section 5.5      Further Assurances................................................   23
   Section 5.6      Certain Tax Matters...............................................   24
   Section 5.7      Employee Innovations and Proprietary Rights Assignment Agreement..   25
   Section 5.8      Acknowledgements..................................................   25

ARTICLE VI        CONDITIONS TO EACH PARTY'S OBLIGATIONS..............................   25
   Section 6.1      Company Stockholders' Approval....................................   25
   Section 6.2      Legal Prohibition.................................................   26
   Section 6.3      Receipt of Government Consents....................................   26

ARTICLE VII       CONDITIONS OF THE PURCHASER'S AND MERGER SUB'S OBLIGATIONS..........   26
   Section 7.1      Receipt of Third Party Consents...................................   26
   Section 7.2      Performance by Company............................................   26
   Section 7.3      Truth of Representations and Warranties...........................   26
   Section 7.4      Employment Agreements.............................................   27
   Section 7.5      Non-Competition Agreements........................................   27
   Section 7.6      Legal Opinion.....................................................   27
   Section 7.7      Company's Closing Certificate.....................................   27
   Section 7.8      Restraint.........................................................   27
   Section 7.9      FIRPTA Certificate................................................   27
   Section 7.10     401(k) Plan.......................................................   28
   Section 7.11     Good Standing.....................................................   28
   Section 7.12     Service Providers.................................................   28

ARTICLE VIII      CONDITIONS OF COMPANY'S OBLIGATIONS.................................   28
   Section 8.1      Performance by the Purchaser and Merger Sub.......................   28
   Section 8.2      Truth of Representations and Warranties...........................   28
   Section 8.3      Employment Agreements.............................................   29
   Section 8.4      Legal Opinion.....................................................   29
   Section 8.5      Purchaser's Closing Certificate...................................   29

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
ARTICLE IX        INDEMNIFICATION.....................................................   29
   Section 9.1      Survival of Representations, Warranties and Covenants.............   29
   Section 9.2      Indemnification...................................................   30
   Section 9.3      Limitations on Liability..........................................   30
   Section 9.4      Defense of Claims.................................................   31
   Section 9.5      Purchase Price Adjustment.........................................   32

ARTICLE X         MISCELLANEOUS.......................................................   33
   Section 10.1     Amendments, Waivers...............................................   33
   Section 10.2     Entire Agreement..................................................   33
   Section 10.3     Binding Effect; Assignment........................................   33
   Section 10.4     Headings..........................................................   33
   Section 10.5     Notices...........................................................   33
   Section 10.6     Governing Law.....................................................   34
   Section 10.7     Severability......................................................   34
   Section 10.8     No Third Party Rights.............................................   35
   Section 10.9     Fees and Expenses.................................................   35
   Section 10.10    Counterparts......................................................   35
   Section 10.11    Specific Performance..............................................   35
   Section 10.12    Waiver of Jury Trial..............................................   35

                                LIST OF SCHEDULES

Schedule 2.5   Cash Activity Statement
Schedule 3.2   Capitalization
Schedule 3.3   Subsidiaries
Schedule 3.5   Litigation
Schedule 3.7   Intellectual Property
Schedule 3.8   Compliance With Other Instruments; Consents
Schedule 3.9   Affiliate Agreement; Material Agreements
Schedule 3.10  Absence of Certain Developments
Schedule 3.11  Permits
Schedule 3.12  Employee Matters; Employee Benefits
Schedule 3.13  Title to Property and Assets
Schedule 3.14  Taxes
Schedule 3.15  Financial Statements; No Undisclosed Liabilities
Schedule 3.17  Insurance
Schedule 3.18  Brokers and Similar Fees
Schedule 3.19  Material Customers
Schedule 3.21  Compliance with Laws
Schedule 3.23  Real Estate
Schedule 4.4   Compliance with Other Instruments
Schedule 4.5   Litigation
Schedule 6.3   Receipt of Government Consents
Schedule 7.1   Receipt of Third Party Consents

                                LIST OF EXHIBITS

Exhibit A  Form of Certificate of Merger
Exhibit B  Employment Agreement (Randy Saaf)
Exhibit C  Employment Agreement (Octavio Herrera)
Exhibit D  Escrow Agreement
Exhibit E  Form of Non-Competition Agreement
Exhibit F  Form of Employee Innovations and Proprietary
           Rights Assignment Agreement
Exhibit G  Form of Legal Opinion from Company Counsel
Exhibit H  Form of Legal Opinion from Purchaser Counsel

                          AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of July 28, 2005, by and among ARTISTdirect, Inc., a Delaware corporation (the "Purchaser"), ARTISTdirect Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser ("Merger Sub"), and MediaDefender, Inc., a Delaware corporation (the "Company" and, together with the Purchaser and Merger Sub, the "Parties").

                                    RECITALS

            WHEREAS, the Parties intend that, subject to the terms and conditions hereinafter set forth, Merger Sub, a wholly owned subsidiary of the Purchaser, will merge with and into the Company whereby the Company will be the surviving corporation (the "Merger"), all in accordance with the terms of this Agreement and applicable law.

            WHEREAS, each of the respective Board of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger; and

            WHEREAS, a majority of the Company Stockholders representing, in the aggregate, 55.9% of the issued and outstanding voting stock of the Company (and 56.3% of the voting stock of the Company on a fully diluted basis) have approved this Agreement and the Merger.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Purchaser, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                  DEFINITIONS; CERTAIN MATTERS OF CONSTRUCTION

            For purposes of this Agreement, in addition to the definitions referred to or set forth in Annex A:

            (a) Reference to a particular Section of this Agreement will include all its subsections.

            (b) Definitions will apply to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender will include each other gender.

            (c) Accounting terms used in this Agreement and not otherwise defined in this Agreement are used in this Agreement as defined by GAAP in effect as of the date of this Agreement, applied on a basis consistent with past practice.

            (d) All references in this Agreement to any Exhibit or Schedule will, unless the context otherwise requires, be deemed to be a reference to an Exhibit or Schedule, as the case may be, to this Agreement, all of which are made a part of this Agreement.

            (e) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

            (f) All references to days or months shall be deemed references to calendar days or months.

            (g) The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                   THE MERGER

            SECTION 2.1 THE MERGER

            Upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

            SECTION 2.2 CONSUMMATION OF MERGER

            At the Closing, the Parties shall cause the Merger to be consummated by duly filing with the Secretary of State of Delaware a properly executed certificate of merger in accordance with the provisions of the DGCL, in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"). In accordance with the DGCL and the terms of the Certificate of Merger, the Merger shall be effective at the time and date which is the date and time of the filing of the Certificate of Merger with the Secretary of State of Delaware or such other time and date as the Purchaser and the Company may agree in writing and as shall be specified in the Certificate of Merger (such time and date being hereinafter referred to respectively as the "Effective Time" and the "Effective Date").

            SECTION 2.3 EFFECT OF MERGER

            (a) The Merger shall have the effects set forth in this Article II and in Section 259 of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            (b) Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation at the Effective Time and until amended in accordance with its terms and as provided by law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation from and after the Effective Time unless and until amended in accordance with their terms and the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

            (c) Directors and Officers. The directors and officers of the Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation; provided, however, that Randy Saaf and Octavio Herrera shall each be duly appointed as an officer (on the terms and conditions as stated in their respective Employment Agreements, copies of which are attached hereto as Exhibit B and Exhibit C, respectively) and director of the Surviving Corporation effective as of the Effective Date. Such persons shall serve as directors or hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

            SECTION 2.4 MERGER CONSIDERATION

            Subject to adjustment as provided in Section 2.5, the aggregate merger consideration to be paid by the Purchaser shall be Forty Two Million Five Hundred Thousand Dollars ($42,500,000) (the "Merger Consideration"). The holders of Company Common Stock and Company Options shall receive at Closing an amount equal to the Merger Consideration minus Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) (such amount of $4,250,000, together with accrued interest thereon, the "Holdback Amount"). The Holdback Amount will be delivered at Closing to U.S. Bank, Los Angeles, California, as escrow agent (the "Escrow Agent"), pending any payments made pursuant to Section 2.5 or Article IX and the Escrow Agreement annexed hereto as Exhibit D (the "Escrow Agreement"). The Holdback Amount shall be paid at the Closing by wire transfer of immediately available funds to the account specified by the Escrow Agent (the "Escrow Fund"). All costs and fees of the Escrow Agent shall be paid by the Purchaser.

            SECTION 2.5 ADJUSTMENT TO MERGER CONSIDERATION

            (a) On or prior to the Closing Date, the Company shall have prepared and delivered to the Purchaser a statement of the amount of cash held in the Company's Accounts as of May 31, 2005, and reflecting activity adjustment for changes in account balances between May 31, 2005 and the Closing Date (the "Cash Activity Statement"), which Cash Activity Statement is attached hereto as
SCHEDULE 2.5. For purposes of this Section 2.5, "Company's Accounts" means each of the following accounts held in the Company's name at Wells Fargo Bank, N.A.:
(i) checking account no. 0784891285; (ii) savings account no. 6808896689; (iii) fund account no. 2502466678113; and (iv) safety deposit box no. 818, located in the bank's Marina Del Rey branch.

            (b) If the amount of cash shown on the Cash Activity Statement as of the Closing Date (the "Final Cash Amount") is greater than $500,000 (the "Target Cash Amount"), the Merger Consideration shall be increased by one dollar for every dollar by which the Final Cash Amount exceeds the Target Cash Amount (the "Merger Consideration Increase") and the Company shall deposit into the Exchange Fund at Closing an amount in cash equal to the Merger Consideration Increase. To the extent the Final Cash Amount is less than the Target Cash Amount, the Merger Consideration shall be reduced by one dollar for every dollar by which the Target Cash Amount exceeds the Final Cash Amount (the "Merger Consideration Reduction") and the Exchange Agent shall pay from the Exchange Fund at Closing to the Purchaser in immediately available funds by wire transfer an amount equal to the Merger Consideration Reduction.

            SECTION 2.6 EFFECT ON THE SHARES

            As of the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, Merger Sub, the Company or the holder of any shares of Company Common Stock or any shares of common stock of Merger Sub:

            (a) Company Common Stock. Each outstanding share of Company Common Stock will be automatically converted into the right to receive (i) $1.32543 per share less the Pro-Rata Share of the Holdback Amount in cash (the "Closing Date Merger Consideration") and (ii) one or more payments from the Escrow Fund, each time any part of the Holdback Amount is released from the Escrow Fund to the Company Stockholders after the Closing, in an amount equal to such Stockholder's Fractional Interest in the Escrow Fund. After the Effective Time and until surrendered for payment, each Company Common Stock certificate will represent only the right to receive the Merger Consideration, without interest.

            (b) Company Options. Each option for the purchase of Company Common Stock ("Company Option") will be terminated and automatically converted into the right to receive (i) the Option Consideration as defined below and set forth below under Section 2.9(c) and (ii) one or more payments from the Escrow Fund, each time any part of the Holdback Amount is released from the Escrow Fund to the Company Stockholders after the Closing, in an amount equal to such Stockholder's Fractional Interest in the Escrow Fund.

            (c) Treasury Shares. At the Effective Time, each share of stock held in treasury of the Company shall, by virtue of the Merger, be cancelled and retired and cease to exist and no consideration shall be delivered or be payable with respect thereto.

            (d) Conversion of Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Effective Time.

            SECTION 2.7 DISSENTING SHARES

            Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of the adoption of this Agreement and approval of the Merger or consented thereto in writing and who have properly exercised their right to appraisal of such shares in accordance with, and shall have complied with all other applicable requirements of, Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, but instead shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the DGCL, less any required withholding taxes; provided, however, that any Dissenting Shares held by a holder who shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal and payment under Section 262 of the DGCL shall thereupon be deemed to have been converted into the right to receive the Merger Consideration, without interest thereon and less any required withholding taxes, and shall no longer be considered Dissenting Shares. Any holder of Dissenting Shares who becomes entitled to payment for such holder's Company Common Stock pursuant to Section 262 of the DGCL shall receive payment therefor only from the Surviving Corporation. The Company shall give the Purchaser prompt notice of any demands received by the Company for appraisal of shares.

            SECTION 2.8 EXCHANGE OF CERTIFICATES

            (a) Exchange Agent. Prior to the Closing Date, the Purchaser shall appoint a bank or trust company (reasonably acceptable to the Company) to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and cancellation of Company Certificates.

            (b) Exchange Fund. At the Effective Time, the Purchaser will make available to the Exchange Agent cash in an amount necessary to pay the Merger Consideration, but excluding the Holdback Amount (the "Exchange Fund"), due upon the surrender of the Company Certificates. If at any time after the Effective Date, the Exchange Fund is insufficient to pay the Merger Consideration, then Purchaser shall deposit cash to the Exchange Fund within two (2) Business Days in an amount equal to such deficiency. The Exchange Fund shall not be used for any purpose other than the payment of the Merger Consideration and stockholders of the Company shall not be entitled to receive interest on any funds in the Exchange Fund.

            (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Purchaser and the Surviving Corporation will cause the Exchange Agent to send to each holder of record of the Company Certificates whose shares were converted pursuant to Section 2.6 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify (A) that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent, and (B) that Randy Saaf is irrevocably appointed to represent the interests of the Company Stockholders after the Closing as provided in this Agreement (the "Stockholders' Representative"), and shall be in such form and have such other provisions as the Purchaser and the Surviving Corporation and the Exchange Agent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon proper surrender of a Company Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange a check in the amount (after giving effect to any required tax withholding) of the Merger Consideration that the holder is entitled to receive under Section 2.6, and the

Company Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued with respect to any Merger Consideration deliverable upon due surrender of the Company Certificates. In the event of a transfer of ownership of the Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a transferee if, and only if, the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.8, each Company Certificate (other than the Company Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time for all purposes to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Company Certificate pursuant to this Article II. In the case of the Company Certificates representing Dissenting Shares, each Company Certificate representing Dissenting Shares shall be deemed at any time after the Effective Time for all purposes to represent only the right to receive the fair value of such Dissenting Shares pursuant to the DGCL.

            (d) No Further Ownership Rights in the Company Common Stock; Transfer Books. The payment of the Merger Consideration upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and made in full satisfaction of all rights pertaining to such shares of the Company Common Stock, and immediately prior to the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company, and following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation, of the shares of the Company Common Stock that were outstanding immediately prior to the Effective Time and the stock transfer books shall be closed at the Effective Time. If, after the Effective Time, the Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8, subject to applicable law in the case of the Company Certificates representing Dissenting Shares. From and after the Effective Time, holders of the Company Certificates shall cease to have any rights as stockholders of the Company, except as provided by law.

            (e) Lost, Stolen or Destroyed Certificates. If any Company Certificates shall have been lost, stolen or destroyed, then payment shall be made in accordance with this Section 2.8 in exchange for such lost, stolen or destroyed Company Certificates, upon the delivery to the Exchange Agent of a properly completed affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and an indemnity in form reasonably satisfactory to the Purchaser (and, if required by the Purchaser, the posting by such Person of a bond, in such reasonable amount as the Purchaser may direct, as an indemnity) against any claim that may be made against the Exchange Agent or the Purchaser or otherwise with respect to such Company Certificate.

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Section 2.8 that remains undistributed to holders of the Company Certificates for six (6) months after the Effective Time shall be delivered by the Exchange Agent to the Purchaser, upon demand, and any holders of the Company Certificates who have not theretofore complied with this Section 2.8 shall thereafter only look to the Purchaser for payment of the Merger Consideration.

            (g) No Liability. None of the Purchaser, the Company, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any stock or cash held by the Purchaser, the Surviving Corporation or the Exchange Agent for payment pursuant to this Section 2.8 properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest the Exchange Fund as directed by the Purchaser; provided that such investment shall be in (i) securities issued or directly and fully guaranteed or insured by the Unites States of America government or any agency or instrumentality thereof,
(ii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively, or (iii) certificates of deposit and bankers' acceptances and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, with combined capital and surplus of at least $300,000,000. Any interest and other income resulting from such investments shall be paid to the Purchaser. In the absence of direction from the Purchaser, the Exchange Agent shall invest the Exchange Funds in accordance with clause (iii) above.

            (i) Withholding Rights. The Purchaser, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of the Company Common Stock pursuant to this Agreement such amounts as the Parties determine may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of any state, local or foreign tax law. To the extent that amounts are so withheld by the Purchaser, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Company Common Stock in respect of which such deduction or withholding was made by the Purchaser, the Surviving Corporation or the Exchange Agent.

            SECTION 2.9 COMPANY OPTIONS

            (a) Each outstanding Company Option shall be subject to the terms of this Agreement.

            (b) Concurrently with the execution of this Agreement, the Company shall cause all Company Options, whether or not then fully vested or exercisable, to become fully vested and exercisable.

            (c) Immediately prior to the Effective Time, the Company shall cause each outstanding Company Option, each of which shall have been deemed fully vested and exercisable pursuant to Section 2.9(b), to be terminated and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the number of shares of Company Common Stock subject to the Company Option and (ii) the excess, if any, of the Closing Date Merger Consideration over the exercise price per share of such Company Option (the "Option Consideration"), with no payment being required when the difference is not a positive number, plus, if applicable, one or more payments from the Escrow Fund, each time any part of the Holdback Amount is released from the Escrow Fund to the Company Stockholders after the Closing, in an amount equal to such Company Stockholder's Fractional Interest in the Escrow Fund. The Board of Directors of the Company shall take any and all action necessary to effectuate the matters described in this Section 2.9 on or before the Effective Time. Any amounts payable pursuant to this Section 2.9 shall be subject to any required withholding of taxes under the Code and shall be paid without interest.

            SECTION 2.10 CLOSING

            The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Los Angeles, CA 90071, at 10:00 a.m., local time, on the date of this Agreement (the "Closing Date"), unless otherwise provided by the mutual agreement, in writing, of the Company, the Purchaser and Merger Sub.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Purchaser and Merger Sub as follows:

            SECTION 3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION

            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease, license, and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement and the other agreements delivered pursuant hereto and to perform its obligations under this Agreement and the other agreements delivered pursuant hereto. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

            SECTION 3.2 CAPITALIZATION AND VOTING RIGHTS

            (a) Common Stock. The authorized capital of the Company consists of 30,000,000 shares of common stock (the "Common Stock"), of which 26,483,605 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. The outstanding shares of Common Stock are owned by the stockholders in the numbers specified in SCHEDULE 3.2 and are all duly and validly authorized and issued, fully paid and nonassessable.

            (b) Other Capitalization. Except for (i) the rights provided in the Stockholders' Agreement, (ii) outstanding options exercisable for shares of Common Stock, as set forth on SCHEDULE 3.2, which lists the date of issuance, the holder, the number of shares of Common Stock that may be purchased upon exercise, the vested portion and the per share exercise price of options granted under the Company's 2001 Stock Incentive Plan (the "Option Plan"), or (iii) otherwise as indicated on SCHEDULE 3.2, there are, and immediately after the

Closing there will be, no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal), proxy or stockholder agreement or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any stock appreciation rights or similar rights. Except as stated in the Stockholders' Agreement or the Joinder Agreement, the Company is not a party or subject to any agreement or understanding and, to the Knowledge of the Company, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            (c) The Company has delivered to Purchaser true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. The minute books of the Company, which have been delivered to Purchaser, accurately reflect in all material respects, all actions taken at all meetings and consents in lieu of meetings of stockholders, and all actions taken at all meetings and consents in lieu of meetings of its Board of Directors, and no material meetings of any such stockholders or Board of Directors have been held for which minutes have not been prepared and are not contained in such minute books.

            SECTION 3.3 SUBSIDIARIES

            Except as set forth on SCHEDULE 3.3, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

            SECTION 3.4 AUTHORIZATION

            All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements delivered pursuant hereto have been taken, and the performance of all obligations of the Company hereunder and thereunder, have been taken or will be taken prior to the Closing, and this Agreement and the other agreements delivered pursuant hereto constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            SECTION 3.5 LITIGATION

            (a) Except as set forth on SCHEDULE 3.5(a), there is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company that would prohibit the consummation of the transactions set forth in this Agreement nor is there any injunction order, judgment, ruling or order imposed upon the Company or the assets of the Company (including its rights in any Intellectual Property). Any and all payments related to the stockholder suit settled by the Company in the fiscal year ended December 31, 2004 have been paid in full, and have been fully recorded on the Company's Financial Statements.

            (b) Except as set forth on SCHEDULE 3.5(b), there is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

            SECTION 3.6 NO ADVERSE LEGISLATION

            To the Company's Knowledge, there is no pending or proposed state or federal legislation that may reasonably be expected to result in a Material Adverse Effect on the Company's Business or its prospects.

            SECTION 3.7 INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS

            (a) SCHEDULE 3.7(a) sets forth a complete and accurate list of all patents, patent applications, trademarks, servicemarks, trademark and servicemark applications, and copyright registrations owned by or registered in the name of the Company or of which the Company is the licensor or licensee (as set forth in SCHEDULE 3.7(a)).

            (b) Except as set forth in SCHEDULE 3.7(b) and except with respect to the use of publicly-available, royalty free third party software used in connection with online file sharing networks, the Company has exclusive ownership of, free and clear of any Security Interests or claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights currently used in the conduct of its Business.

            (c) To the Company's Knowledge, the Intellectual Property Rights owned or licensed by the Company and currently used in the conduct of its Business do not, as so used, infringe or conflict with the patent, copyright or trade secrets claims of Intellectual Property Rights of any Person in any material respect. Except as set forth in SCHEDULE 3.7(c), the Company has not received notice from any Person asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. Further, to the Company's Knowledge, it has not taken any action with respect to its confidential or proprietary information that would prevent the Company from enforcing its patents and copyrights.

            (d) Except as set forth on SCHEDULE 3.7(d), no lawsuit is pending or, to the Knowledge of the Company, threatened against the Company nor has the Company received any notice, cease and desist letters, or other claim from any Person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such Person, nor is the Company aware of any pending or threatened claim thereof. The Company is not aware of any infringement by any other Person of any Intellectual Property Rights of the Company.

            (e) Other than shrink-wrap software and click-through license agreements for publicly available software, the Company currently does not license any Intellectual Property Rights from any third parties.

            (f) The Company has entered into written confidentiality and nondisclosure agreements with all of its present regular full-time employees. The Company has provided to Purchaser true and complete copies of all such agreements. To the extent any creator of the

Company's Intellectual Property was not a regular full-time employee of the Company, at the time such person contributed to the creation of such Intellectual Property, such person irrevocably assigned to the Company in writing all proprietary rights in such person's work with respect to such Intellectual Property. To the Company's Knowledge, no past employee is utilizing confidential or proprietary information regarding the Company's Intellectual Property Rights.

            (g) To the Knowledge of the Company, the Company's existing and contemplated suite of Internet piracy prevention ("IPP") solutions and services do not violate any material rights, including, but not limited to, privacy rights, of any owners or users of peer to peer networks or websites.

            SECTION 3.8 COMPLIANCE WITH OTHER INSTRUMENTS; CONSENTS

            (a) Non-Contravention. Except as set forth on SCHEDULE 3.8(a), the Company is not, and will not by virtue of entering into, delivering, and performing this Agreement and the other agreements delivered pursuant hereto, and consummating the transactions contemplated hereunder and thereunder be (with or without the passage of time or giving of notice), in violation or default (i) of any provision of its certificate of incorporation or bylaws or any judgment, decree, order, or writ applicable to the Company, or (ii) of any instrument, mortgage, indenture, agreement or contract to which it is a party or by which it is bound or (iii) to its Knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the case of
(ii) and (iii) above for any violation or default that is not and will not, either individually or in the aggregate, have a Material Adverse Effect.

            (b) Consents. Except as set forth on SCHEDULE 3.8(b), the execution, delivery and performance of this Agreement and the other agreements delivered pursuant hereto by the Company, will not require any authorization, consent or approval of, or action or filing with, any Person or Governmental Authority.

            SECTION 3.9 AGREEMENTS; ACTION

            (a) Affiliate Agreements. Except for agreements contemplated hereby or listed on SCHEDULE 3.9(a), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates. Except as set forth on SCHEDULE 3.9(a), the Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit in the form of a personal loan, or otherwise, to or for any of its officers, directors, employees or affiliates.

            (b) Material Agreements. Except as set forth on SCHEDULE 3.9(b), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that (i) may involve obligations (contingent or otherwise) of or payments to or by the Company individually, or in the aggregate, in excess of $100,000 over the next twelve (12) months, in each case which cannot be cancelled by the Company without penalty on no more than thirty
(30) days' notice, (ii) limit or restrict the ability of the Company to compete or otherwise to conduct its Business in any material manner or place, or (iii) create a partnership or joint venture (all such documents set forth on SCHEDULE 3.9(b), collectively, "Material Contracts"). All Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and general principles of equity, including any limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity. The Company has not received any written notice, and has no Knowledge of, any threat of termination by the other party to any such Material Contracts. The Company is not in material default of any provisions of any such Material Contract and, to the Company's Knowledge, no condition or event or fact exists which, with written notice, lapse of time or both would constitute a material default thereunder on the part of the Company.

            (c) Indebtedness. Except as set forth on SCHEDULE 3.9(c), the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, or in excess of $250,000 in the aggregate, which is currently outstanding, (iii) made any loans or advances to any person (that remain outstanding as of the date hereof), other than advances in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

            SECTION 3.10 ABSENCE OF CERTAIN DEVELOPMENTS; CONDUCT OF BUSINESS

            (a) Except as set forth in SCHEDULE 3.10, since December 31, 2004, there has been: (i) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any Company Common Stock; (ii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company; (iii) no material loss, destruction or damage to any property of the Company, whether or not insured; (iv) no acquisition or disposition of any material assets (or any contract or arrangement therefor) nor any other material transaction by the Company other than in the ordinary course of business consistent with past practice; (v) no material change or amendment to any material contract or arrangement by which the Company or their respective assets or properties are bound or subject; (vi) no change in accounting policies, other than as required by GAAP; and (vii) no agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in clauses (i) through (vi).

            (b) Except for entry into this Agreement, since December 31, 2004 and until the date hereof, the Company has conducted its Business in the ordinary course consistent with its past practices.

            SECTION 3.11 PERMITS

            Except as set forth on SCHEDULE 3.11, the Company has all franchises, permits, certificates, licenses and any similar authority necessary for the conduct of its Business as now being conducted by it, the lack of which would have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            SECTION 3.12 EMPLOYEE MATTERS; EMPLOYEE BENEFITS

            (a) Except as set forth on SCHEDULE 3.12(a), neither the Company nor any ERISA Affiliate maintains or contributes to, or is in any way a party to (i) any "employee welfare benefit plan," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (iii) any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs, under which the Company has or is reasonably expected to have any present or future liability (directly or indirectly), or (iv) any employment, severance or other similar contract, arrangement or policy (written or oral) providing for insurance coverage (including any self-insured arrangements), non-statutory workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits entered into, maintained or contributed to by the Company. Each plan, agreement, practice, policy or arrangement required to be set forth on SCHEDULE 3.12(a) pursuant to the foregoing is referred to herein as a "Benefit Plan." For purposes of this
Section 3.12, the terms "ERISA Affiliate" shall mean any person or entity which, together with the Company, would be treated as a single employer under Code Sections 414(b), (c), (m) or (o).

            (b) To the Company's Knowledge, no executive, key employee or group of employees has any plans to terminate employment with the Company.

            (c) There is no strike or other labor dispute involving the Company pending, or, to the Company's Knowledge, threatened, that would have a Material Adverse Effect. The Company is not a party to any collective bargaining agreement covering any of its employees, and, to the Knowledge of the Company, no organizing union activities have occurred with respect to its employees.

            (d) The Company is in material compliance with all applicable state and federal "wage and hour laws", including, without limitation, overtime, minimum wage, meal and rest periods, pay stub rules, recordkeeping, and, to the Company's Knowledge, no set of facts, circumstances or other basis for any claim or demand exists under California Private Attorneys' General Act of 2004 ("PAGA") for any violation of California labor and employment laws covered by PAGA.

            (e) With respect to each Benefit Plan, the Company has made available to the Purchaser a current, accurate and complete copy (or to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter, if applicable; (iii) any summary plan description and; and (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules and (B) actuarial valuation reports, if applicable.

            (f) Each Benefit Plan has been administered in all material respects in accordance with the applicable requirements of ERISA, the Code and its terms. Each Benefit Plan that is intended to be qualified under Code Section 401(a) has obtained a favorable determination letter issued by the Internal Revenue Service and, to the Company's Knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Benefit Plan is pending, or to the Company's Knowledge, threatened.

            (g) Each Benefit Plan maintained by the Company that is a group health plan has been operated in material compliance with the health plan continuation coverage requirements of Title I, Part 6 of ERISA and Code Section 4980B to the extent such requirements are applicable.

            (h) No Benefit Plan that is subject to Title IV of ERISA or Code
Section 412, including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), has ever been maintained or contributed to by the Company or any ERISA Affiliate.

            (i) To the Company's Knowledge, no reportable event within the meaning of Section 4043 of ERISA or "prohibited transaction" within the meaning of Section 406 of ERISA has occurred with respect to any Benefit Plan which would result in any liability with respect to the Benefit Plan or the Company, and no excise tax has been imposed pursuant to Code Section 4975 in respect thereof.

            (j) All reports and documents with respect to each Benefit Plan required by ERISA or other applicable laws to be filed or distributed have been timely filed or distributed. Except as set forth on SCHEDULE 3.12(j), all contributions required to be made for each Benefit Plan prior to the Closing Date shall have been paid by the date due or properly accrued.

            (k) The assets of any Benefit Plan intended to satisfy the requirements of Section 401(a) of the Code and maintained by the Company and any ERISA Affiliate for the benefit of the Company's and any ERISA Affiliate's employees do not include any stock or securities issued by the Company or any ERISA Affiliate.

            (l) Except as required by Title I, Part 6 of ERISA and Section 4980B of the Code, no Benefit Plan provides welfare benefits to any person following termination of employment with the Company, nor does the Company or any ERISA Affiliate have any obligation (written or oral) to provide any post-employment or retiree welfare benefits.

            SECTION 3.13 TITLE TO PROPERTY AND ASSETS

            Except as set forth on SCHEDULE 3.13, the Company has good and marketable title to all assets used or necessary for use in the Company's Business and such assets are free and clear of all Security Interests, except such Security Interests that (a) result from Taxes which have not yet become delinquent, (b) do not materially impair the Company's ownership or use of such property or assets or (c) otherwise arise in the ordinary course of business, none of which arise due to a violation of law or which in the aggregate would result in a Material Adverse Effect. All assets used or necessary for use in the Company's Business are in good operating condition and repair, normal wear and tear excluded. All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective material terms and, to the Knowledge of the Company, there exists no default or other occurrence or condition that could result in a default or termination of any such lease.

            SECTION 3.14 TAXES

            Except as set forth on SCHEDULE 3.14:

            (a) The Company has timely filed, or caused to be timely filed, all Tax Returns required to be filed prior to the Closing Date and has fully and timely paid all Taxes which are due and payable prior to the Closing Date . The unpaid Taxes of the Company did not, as of the date of the Company's most recent financial statements, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheets contained in such financial statements. The Tax Returns of the Company have never been audited by any Governmental Authority and, to the Knowledge of the Company, there are no additional Tax liabilities, deficiencies or proposed adjustments for any period for which any such returns have been filed, nor is there any audit or other court proceeding pending with respect to Taxes of the Company and no written notice thereof has been received. All Tax Returns filed by the Company were true, complete and correct in all material respects.

            (b) The Company has withheld and paid within the time and in the manner prescribed by applicable law all Taxes required to be withheld and paid to the appropriate governmental authority in connection with amounts paid and owing to any employee, independent contractor, creditor, stockholder, foreign person, or other third party.

            (c) The Company has not granted, requested, or had requested to grant any unexpired waiver or extension of any statute of limitations in connection with or in respect of the examination of any Tax Return filed by, or with respect to, the Company.

            (d) There are no material liens for Taxes upon the assets or properties of the Company, except for statutory liens for Taxes not yet due and payable as of the Effective Time.

            (e) The Company has not, within the twenty-four (24) month period preceding the date hereof, constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a) of the Code) in a distribution of stock that was intended to qualify for tax-free treatment under
Section 355 of the Code.

            (f) The Company does not have any liability for Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6, (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. For the relevant period, the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii)(h) of the Code.

            (g) The Company is not obligated to make any payments, and is not a party to any agreements that under any circumstances could obligate the Company to make payments, that are or would not be deductible under Section 162(m) or 280G of the Code.

            SECTION 3.15 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES

            (a) The Company has delivered to Purchaser true, correct and complete copies of (i) audited financial statements with respect to the Company for the fiscal year ended December 31, 2004 and (ii) unaudited financial statements with respect to the Company for the quarter ended March 31, 2005 and the subsequent partial period ended as of May 31, 2005 (collectively, "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of the Company and GAAP, and fairly and accurately present in all material respects the assets, liabilities (including reserves) and the financial condition and results of operations of the Company as of such balance sheet date or the period then ended, as the case may be. The Company's balance sheets for the quarter ended March 31, 2005 and the subsequent partial period ended as of May 31, 2005 have adequate accruals for Taxes and deferred revenue, each of which the Company accrued in accordance with GAAP from December 31, 2004 until the Closing Date.

            (b) Other than as set forth on SCHEDULE 3.15(b), the Company has not incurred any liabilities or obligations of any nature, except liabilities or obligations: (i) as and to the extent set forth on the Company's balance sheets as of March 31, 2005 (the "Balance Sheet Date"); or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, and none of which has arisen due to a violation of law or breach of contract.

            (c) SCHEDULE 3.15(c) sets forth any "off- balance sheet arrangements." For purposes of the preceding sentence, "off-balance sheet arrangement" means with respect to any Person, any securitization transaction to which that Person is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that person, whether or not a party to the arrangement, has, or in the future may have: (i) any obligation under a direct or indirect guarantee or similar arrangement; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (iii) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements; or (iv) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the financial statements (including the footnotes thereto) (for this purpose, obligations or liabilities that are not fully reflected in the financial statements (including the footnotes thereto) include, without limitation: (A) obligations that are not classified as a liability according to GAAP; (B) contingent liabilities as to which, as of the date of the financial statements, it is not probable that a loss has been incurred or, if probable, is not reasonably estimable; or (C) liabilities as to which the amount recognized in the financial statements is less than the reasonably possible maximum exposure to loss under the obligation as of the date of the financial statements, but exclude contingent liabilities arising out of litigation, arbitration or regulatory actions (not otherwise related to off-balance sheet arrangements).

            SECTION 3.16 ACCOUNTS RECEIVABLE AND PAYABLE

            All of the accounts receivable owing to the Company constitute valid and enforceable claims arising from bona fide transactions for goods sold or services performed in the ordinary course of business and are fully collectible, and there has been no notice of any claims, refusals to pay or other claimed rights of set off against any thereof. Other than as reflected in the reserves set forth in the Company's audited financial statements for the year ended December 31, 2004 and the unaudited financial statements for the period ended May 31, 2005, to the Knowledge of the Company, no account debtor has refused or threatened to refuse to pay its obligations for any reason, no account debtor is insolvent or bankrupt, and no account receivable is pledged to any third party. All accounts payable of the Company are legal, valid and binding obligations of the Company, and were incurred in the ordinary course of business.

            SECTION 3.17 INSURANCE

            All policies or binders of fire, liability, product liability, worker's compensation, vehicular, D&O insurance and other insurance held by or on behalf of the Company are listed by policy type on SCHEDULE 3.17 and are valid and enforceable in accordance with their terms, are in full force and effect. All premiums on all such policies have been paid to date and the Company has complied in all material respects with all conditions of such policies.

            SECTION 3.18 INVESTMENT BANKING; BROKERAGE

            Except as specified in SCHEDULE 3.18, the Company has not incurred or become liable for any brokerage fees, finder's fees, investment banking fees, or similar compensation in connection with the transactions contemplated by this Agreement or based on any arrangement or agreement made by or on behalf of the Company. The Company is not liable for any brokerage fees, finder's fees, investment banking fees, or similar compensation in connection with any securities transactions completed prior to the date hereof.

            SECTION 3.19 CUSTOMERS

            SCHEDULE 3.19 sets forth the top ten (10) customers (the "Material Customers") of the Company as of the date hereof. No Material Customer has cancelled or otherwise terminated or, to the Knowledge of the Company, threatened to cancel or otherwise to terminate, its relationship with the Company due to the transactions contemplated herein or otherwise. The Company's relationships with its Material Customers are satisfactory. The Company has no direct or indirect interest in any Material Customer.

            SECTION 3.20 THIRD PARTY SUPPLIERS AND BACK-UP

            (a) No supplier of the Company has canceled any contract or order for provisions of, and to the Knowledge of the Company, there has been no threat by any supplier (including, but not limited to, bandwidth and co-location providers) not to provide products, supplies, or services to the Company at any time since December 31, 2003. The Company's relationships with its existing suppliers are satisfactory. To the Knowledge of the Company, none of the suppliers is unable to supply the products or services supplied by them to the Company in order to meet the specifications provided with respect thereto. The Company has no direct or indirect interest in any supplier.

            (b) The Company uses adequate back-up and redundant systems in light of the Company's financial position and customer base except where the failure to use such back-up and redundant systems is not reasonably expected to cause a Material Adverse Effect.

            SECTION 3.21 COMPLIANCE WITH LAWS

            Except as set forth in SCHEDULE 3.21, the Company is in compliance with all laws (including common laws and federal securities laws), statutes, ordinances, codes, rules, regulations, decrees and orders of any Governmental Authority applicable to the Company, including any of its properties or assets, except where the failure to comply is not reasonably expected to cause a Material Adverse Effect. The Company has not received any notice of any failure to comply with any laws, statutes, ordinances, codes, rules, regulations, decrees and orders of any Governmental Authority applicable to, or having jurisdiction over, the Company, and the Company is not currently subject to any sanction for any such noncompliance.

            SECTION 3.22 ABSENCE OF CERTAIN BUSINESS PRACTICES

            To the Knowledge of the Company, no current partners, owners, stockholders, directors, executives, officers, representatives, agents or employees of the Company, (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time any false or fictitious entries on the books and records of the Company; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Company; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Company.

            SECTION 3.23 REAL ESTATE

            (a) The Company does not own any real property. Other than as set forth on SCHEDULE 3.23, the Company does not lease any real property or interests in real property (any such leased real properties or interests in real properties are referred to herein as the "Premises"). The Premises are sufficient for the conduct of the Business of the Company as such Business is now conducted. The Premises are supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Premises as currently operated. To the Company's Knowledge, neither the whole nor any portion of the Premises has been or is threatened to be condemned, requisitioned or otherwise taken by any Governmental Authority and all buildings, structures and appurtenances comprising the Premises are in satisfactory condition and have been reasonably maintained, normal wear and tear excepted.

            SECTION 3.24 PRODUCT WARRANTY

            Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable law, contracts and express and implied warranties, except where lack of conformity is not reasonably expected to cause a Material Adverse Effect, and the Company has no liability (and, to the Knowledge of the Company, there is no basis for any present or future action against the Company) for replacement or repair thereof or other damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

            SECTION 3.25 DATA PROCESSING

            The Company's records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques deemed adequate in the good faith judgment of the Company's officers.

            SECTION 3.26 DISCLOSURES

            To the Company's Knowledge, none of the representations or warranties made by the Company in this Article III or in any Schedule or Exhibit hereto, or certificate furnished by the Company pursuant to this Agreement or any written information furnished to the Purchaser by the Company in connection with the transaction contemplated herein contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation is not intended to negate any qualifications as to materiality or knowledge, or otherwise expand, any of the other representations provided in this Article III. Notwithstanding anything to the contrary in this
Section 3.27, the Company does not make any representation or warranty with respect to any estimate, projection or other forward looking statement that it or its advisors may have provided to Purchaser, and the Company is under no obligation to update any such information that may have been provided.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

            The Purchaser and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

            SECTION 4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION

            Each of the Purchaser and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease, license, and operate its properties and assets and to carry on its Business as now conducted, to execute and deliver this Agreement and the other agreements delivered pursuant hereto and to perform its obligations under this Agreement and the other agreements delivered pursuant hereto. Each of the Purchaser and Merger Sub is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

            SECTION 4.2 AUTHORIZATION

            All corporate action on the part of each of the Purchaser and Merger Sub, and their respective officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the other agreements delivered pursuant hereto, and the performance of all obligations of each of the Purchaser and Merger Sub hereunder and thereunder, have been taken or will be taken prior to the Closing, and this Agreement and the other agreements delivered pursuant hereto constitute valid and legally binding obligations of each of the Purchaser and Merger Sub, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            SECTION 4.3 CAPITALIZATION AND SHARE OWNERSHIP

            The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which are duly authorized, validly issued and outstanding, fully paid, nonassessable and owned by the Purchaser free and clear of all liens and encumbrances. No class of capital stock of Merger Sub is subject to preemptive (or similar) rights. Merger Sub was formed solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations solely as contemplated hereby. Except as described in the first sentence of this Section 4.3, Merger Sub has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock). Except for this Agreement, there are no options, warrants or other rights to acquire capital stock or other equity or voting interests in Merger Sub or securities convertible into or exercisable or exchangeable for capital stock or other equity or voting interests in Merger Sub. Except for this Agreement, no Person has any right to acquire any interest in the business or assets of Merger Sub (including any rights of first refusal or similar right).

            SECTION 4.4 COMPLIANCE WITH OTHER INSTRUMENTS

            Except as set forth on SCHEDULE 4.4, neither the Purchaser nor Merger Sub will, and neither will by virtue of entering into, delivering, and performing this Agreement and the other agreements delivered pursuant hereto, and consummating the transactions contemplated hereunder and thereunder be (with or without the passage of time or giving of notice), in violation or default (i) of any provision of its certificate of incorporation or bylaws or any judgment, decree, order, or writ applicable to the Company, or (ii) of any instrument, mortgage, indenture, agreement or contract to which it is a party or by which it is bound or (iii) to its Knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the case of
(ii) and (iii) above for any violation or default that is not and will not, either individually or in the aggregate, have a material adverse effect on the Purchaser's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

            SECTION 4.5 LITIGATION

            Except as set forth on SCHEDULE 4.5, there is no action, suit, claim, proceeding or investigation pending or, to the knowledge of the Purchaser or Merger Sub, threatened against the Purchaser or Merger Sub that would prohibit the consummation of the transactions set forth in this Agreement.

            SECTION 4.6 MERGER CONSIDERATION IN ESCROW

            As of the date hereof, funds representing the full amount of the Merger Consideration have been deposited into a cash exchange account and an escrow account under the control of the Purchaser.

            SECTION 4.7 RESTRAINT

            Purchaser is not aware of any facts or circumstances that would cause any Governmental Authority or any third party to bring a suit, action or proceeding seeking a Restraint.

                                   ARTICLE V

                                   COVENANTS

            SECTION 5.1 EMPLOYEE BENEFITS

            (a) For a period of three (3) months following the Effective Time, the Purchaser shall provide, or shall require the Surviving Corporation to provide, active employees of the Surviving Corporation with employee benefits that are, in the aggregate, substantially similar to those provided by the Purchaser to its similarly situated employees as of the Effective Time (excluding any equity based compensation).

            (b) With respect to any employee benefit plans of the Purchaser in which the employees of the Surviving Corporation participate subsequent to the Effective Time, the Purchaser shall, or shall cause the Surviving Corporation to
(i) waive all limitations as to pre-existing condition exclusions applicable to such employees to the same extent such exclusions would have been waived or would not have been excluded from coverage under the Benefit Plans in which such employees were participating immediately prior to the Effective Time, (ii) credit all deductibles and under any of the Company's health plans, during the applicable year that includes the Effective Time, towards the deductibles and co-pays under the health plans of the Surviving Corporation, and
(iii) recognize all service of the employees of the Company for purposes of eligibility to participate, vesting and benefit accrual under any employee benefit plan, and any vacation, sick, holiday and other paid leave policy of the Purchaser in which such employees may become eligible to participate after the Effective Time, in each case to the same extent taken into account under the Benefit Plans in which such employees participated immediately prior to the Effective Time. The Purchaser shall, or shall cause the Surviving Corporation to, take any action necessary to permit, as soon as administratively possible, employees of the Surviving Corporation to make deferrals of compensation earned during all pay periods commencing on or after the Effective Time under a "qualified cash or deferred arrangement" within the meaning of
Section 401(k) of the Code.

            (c) The Purchaser shall cause a defined contribution plan that is intended to satisfy the requirements of Section 401(a) of the Code, and of which the Purchaser (or a person or entity that together with the Purchaser would be treated as a single employer under Code Section 414(b) or (c)) is the plan sponsor, to accept a rollover (whether direct or indirect) of any "eligible rollover distribution" (within the meaning of Section 402(c) of the Code) from the MediaDefender, Inc. Retirement Plan, all in accordance with the requirements of Section 401(a)(31) of the Code and the regulations promulgated thereunder. To the extent necessary or desirable to implement the rollovers described in the previous sentence, the Purchaser shall cause such recipient defined contribution plan to be timely amended and shall cause the established administrative practices and procedures of such plan to be promptly revised and duly followed.

            (d) Nothing in this Agreement shall confer upon any Person any right to continued employment with the Purchaser or the Surviving Corporation, nor shall anything herein interfere with the right of the Purchaser or the Surviving Corporation to terminate the employment or services of any Person at any time following the Effective Date, with or without cause, or to restrict any of the Purchaser, the Surviving Corporation or any of their Affiliates in modifying any of the terms and conditions of the employment or service relationship of any Person following the Effective Date. Except as set forth in Section 5.2, nothing in this Agreement, express or implied, shall confer upon any Employee (or any of their respective beneficiaries or alternate payees) any rights or remedies under or by reason of this Agreement.

            SECTION 5.2 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

            (a) The Purchaser and the Surviving Corporation shall indemnify and hold harmless all present directors, officers and employees (in all of their capacities) of the Company (such Persons, the "Indemnified Parties") to the same extent such Persons are indemnified as of the date hereof by the Company pursuant to the Company's certificate of incorporation and bylaws as in existence on the date hereof to the extent permitted by law.

            (b) The Purchaser and the Surviving Corporation shall maintain for a period of at least six (6) years after the Effective Time coverage under the Company's directors' and officers' liability insurance policies as in effect on the date hereof for acts or omissions occurring prior to the Effective Time ("D&O Insurance"), which shall be substantially similar to the insurance policies provided by the Purchaser to its existing officers and directors as of the Effective Time; provided that (A) the Purchaser may substitute therefor policies with a reputable insurer of comparable credit quality of substantially similar coverage and amounts containing terms no less advantageous in the aggregate to the Indemnified Parties, (B) if the existing D&O Insurance expires or is canceled during such period, the Purchaser and the Surviving Corporation will use their commercially reasonable efforts to obtain substantially similar D&O Insurance from a reputable insurer of comparable credit quality, and (C) in no event shall the Purchaser or the Surviving Corporation be required to expend more than $15,750 in the aggregate to maintain or procure D&O Insurance pursuant to this Section 5.2.

            (c) The provisions of this Section 5.2 shall survive consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties. The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under any other indemnification arrangement.

            (d) In the event the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations in this Section 5.2.

            SECTION 5.3 PUBLIC STATEMENT AND PRESS RELEASES

            Each of the Parties agrees that it shall not, without the prior written consent of the other Parties, make any press release or other public statement concerning this Agreement or the transactions contemplated hereby; provided, however, that (i) the Purchaser shall prepare a press release regarding the execution of this Agreement and the transactions contemplated hereby (the content of which shall be subject to approval by the Stockholder's Representative, which shall not be unreasonably withheld), which shall be issued within two (2) Business Days of the date hereof, (ii) nothing in this Section
5.3 shall be deemed to prohibit any party hereto from making any disclosure which is consistent in all material respects with the press releases issued pursuant to clause (i) or (iii) nothing in this Section 5.3 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary in order to fulfill such Party's disclosure obligations imposed by law, legal process or the rules of any national securities exchange or automated quotation system, so long as the disclosing Party informs the other Party of its determination prior to such disclosure and considers in good faith the other Party's comments with respect to such disclosure.

            SECTION 5.4 PAYMENT OF TRANSFER TAXES AND OTHER CHARGES

            The Purchaser shall be responsible for and shall pay all stock transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes, if any, arising in connection with the transactions contemplated by this Agreement. Each of the Parties shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.

            SECTION 5.5 FURTHER ASSURANCES

            Each Party, upon the request from time to time of any other Party after the Closing, and at the expense of the requesting Party but without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion.

            SECTION 5.6 CERTAIN TAX MATTERS

            (a) Tax Returns. Subject to the approval of the Stockholders' Representative, all Tax Returns for Company that are to be filed after the Closing Date and include a period, or part of a period that began before Closing (each a "Final Tax Return"), will be prepared and timely filed by the Company. All Final Tax Returns shall be prepared in a manner consistent with prior Tax Returns and shall be delivered to the Stockholders' Representative no later than forty-five (45) days before the due date for the filing of the Final Tax Return (taking into account properly acquired extensions of time to file) for its reasonable review and approval. Purchaser will, and will cause the Company to, cooperate fully with Stockholders' Representative and its representatives, on its review of the Final Tax Return. The Stockholders' Representative shall be deemed to have approved to the Final Tax Return unless it delivers a written notice of disagreement to Purchaser within fifteen (15) days of receipt of the Final Tax Return (the "Disagreement Notice"). If the Stockholders' Representative delivers the Disagreement Notice, the parties will negotiate in good faith to resolve the issue. If they have not reached agreement within ten
(10) days after the receipt by Buyer of the Disagreement Notice, the open issues shall be resolved by a qualified accounting firm mutually selected by the parties. The accounting firm will accept the Stockholders' Representative's position so long as the accounting firm believes such position is more likely than not the correct position.

            (b) Contest Provisions. Promptly after receipt by Purchaser or one of its Affiliates of written notice of the assertion or commencement of any claim, audit, examination or other proposed change or adjustment by any Tax authority relating to Taxes of the Company with respect to a Pre-Closing Tax Period (a "Tax Claim"), the recipient shall promptly notify the Stockholders' Representative. Such notice shall contain factual information (to the extent known) describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax Claim. The Stockholders' Representative shall have the right to represent and control the Company's interests in any Tax audit or administrative or court proceeding relating to Pre-Closing Tax Periods as to any issues that could materially affect the Company Stockholders' liability for Taxes or indemnification obligations, and to employ counsel of the Stockholders' Representative's choice at its expense; provided, however, that Purchaser and its representatives shall be permitted, at their expense, to be present at any such audit or proceeding.

            (c) Amended Tax Returns. Purchaser shall not, and shall not permit the Company to, file an amended Tax Return for a period that actually ends before Closing without the prior written consent of the Stockholders' Representative, which consent will not be unreasonably withheld.

            (d) Tax Refunds. Any refund of Taxes of the Company for any Pre-Closing Tax Period actually received prior to June 30, 2006 shall first be applied to offset any claims for unpaid Taxes or under-accrual for Taxes payable by the Company (which for purposes of this Section 5.6(d) only shall include claims for indemnification in accordance with Article IX hereof), and any remaining amount of any such refund shall be deposited into the Escrow Fund for prompt distribution to the Company Stockholders.

            (e) Assistance And Cooperation. After the Closing Date, each of the Company Stockholders, the Stockholders' Representative and Purchaser shall (and cause their respective Affiliates to):

                        (i) timely sign and deliver such certificates or forms
            as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to sales, transfer and similar Taxes;

                        (ii) assist the other party in preparing any Tax Returns
            which such other party is responsible for preparing and filing in accordance with Section 5.6(c);

                        (iii) cooperate fully in preparing for any audits of, or
            disputes with taxing authorities regarding, any Tax Returns of the Company; and

                        (iv) make available to the other and to any taxing
            authority as reasonably requested all information, records, and documents relating to Taxes of the Company.

            SECTION 5.7 EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS ASSIGNMENT AGREEMENT

            The Company agrees to use its best efforts to cause each of its employees to execute and deliver an Employee Innovations and Proprietary Rights Assignment Agreement, in the form attached hereto as Exhibit F, as soon as reasonably practicable after the Closing.

            SECTION 5.8 ACKNOWLEDGEMENTS

            The Company agrees to cause each holder of Company Options to execute and deliver an acknowledgement releasing the Purchaser, Merger Sub and the Company from liability with respect to matters set forth in Section 2.9(c) herein as soon as reasonably practicable after the Closing.

                                   ARTICLE VI

                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

            The respective obligations of each Party to this Agreement to effect the Merger and complete the other transactions provided for herein are subject to the fulfillment (or waiver, in writing, by the applicable Parties) at or prior to the Effective Time of the following conditions (provided that a Party may not rely on the failure of any condition to be satisfied if such failure was caused by such Party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement):

            SECTION 6.1 COMPANY STOCKHOLDERS' APPROVAL

            The consent to the Merger and this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon shall have been obtained in accordance with applicable legal requirements, the certificate of incorporation and bylaws of the Company and the provisions of this Agreement.

            SECTION 6.2 LEGAL PROHIBITION

            No Legal Prohibition shall have been enacted and be in effect; provided, however, that each of the Parties shall use their commercially reasonable efforts to prevent any such Legal Prohibition and to cause any such Legal Prohibition to be vacated or otherwise rendered of no effect, and to take such other actions as are consistent therewith to the extent necessary to remove the Legal Prohibition.

            SECTION 6.3 RECEIPT OF GOVERNMENT CONSENTS

            All consents, approvals, authorizations, qualifications and orders of any Governmental Authority set forth on SCHEDULE 6.3 shall have been obtained and evidence thereof, in form reasonably satisfactory to the Parties, shall have been delivered to the Parties and shall be in full force and effect as of the Closing.

                                  ARTICLE VII

           CONDITIONS OF THE PURCHASER'S AND MERGER SUB'S OBLIGATIONS

            The obligations of the Purchaser and Merger Sub to effect the Merger and complete the other transactions provided for in this Agreement are subject to the fulfillment (or express written waiver by the Purchaser or Merger Sub) at or prior to the Effective Time of the following conditions:

            SECTION 7.1 RECEIPT OF THIRD PARTY CONSENTS

            All consents, approvals and authorizations listed on SCHEDULE 7.1 shall have been obtained and evidence thereof, in form reasonably satisfactory to the Purchaser, shall have been delivered to the Purchaser and shall be in full force and effect as of the Closing.

            SECTION 7.2 PERFORMANCE BY COMPANY

            The Company shall have performed in all material respects all of its agreements and covenants contained in this Agreement required to be performed by it at or prior to the Effective Time.

            SECTION 7.3 TRUTH OF REPRESENTATIONS AND WARRANTIES

            Each of the representations and warranties of the Company contained in this Agreement (i) if specifically qualified by materiality, shall be true and complete as so qualified and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case on and as of the date hereof and as of the Closing Date, with the same effect as if then made (except where any such representation or warranty is as of a specific earlier date, in which event it shall remain true and complete (as qualified) as of such earlier date).

            SECTION 7.4 EMPLOYMENT AGREEMENTS

            Each of Randy Saaf and Octavio Herrera shall have executed and delivered an Employment Agreement with the Purchaser, in the forms attached hereto as Exhibit B and Exhibit C, respectively.

            SECTION 7.5 NON-COMPETITION AGREEMENTS

            Each of Randy Saaf, Octavio Herrera, Stefan Kaczmarek, Jay Mairs and OnSystems, Inc. shall have executed and delivered a Non-Competition Agreement, in the form attached hereto as Exhibit E.

            SECTION 7.6 LEGAL OPINION

            The Company shall have delivered an opinion of counsel, dated as of the Closing Date and addressed to Purchaser, in the form attached hereto as Exhibit G.

            SECTION 7.7 COMPANY'S CLOSING CERTIFICATE

            The Company shall have delivered to the Purchaser at Closing an officer's certificate of the Company, solely in such capacity on the behalf of the Company, certifying (i) as to the incumbency and signatures of the officers of the Company who executed this Agreement, (ii) as to the adoption of resolutions of the board of directors of the Company being correct, complete and in full force and effect on the Closing Date (though not necessarily dated as of the Closing Date), authorizing (A) the execution and delivery of this Agreement, and (B) the performance of the obligations of the Company hereunder, (iii) as to the Company's bylaws and all amendments thereto as being correct, complete and in full force and effect on the Closing Date, (iv) that the conditions to the Purchaser's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 7.2, and 7.3 have been satisfied.

            SECTION 7.8 RESTRAINT

            There is no pending Action by any Governmental Authority challenging the consummation of the Merger or otherwise seeking to impose material limitations on the ability of Purchaser to hold full rights of ownership of any securities of the Company, seeking to impose material limitations on the ability of Purchaser to effectively control and operate the Business and assets of the Company, seeking to obtain damages arising out of the Merger or seeking to compel Purchaser to divest or hold separate any significant portion of the Business, assets or property of the Company (a "Restraint"); provided, however, that Purchaser and the Company shall each use its commercially reasonable efforts to prevent any such Restraint and to cause any such Restraint to be vacated or otherwise rendered of no effect, and to take such other actions as are consistent therewith to the extent necessary to remove the Restraint.

            SECTION 7.9 FIRPTA CERTIFICATE

            The Company shall have delivered to Purchaser a certificate, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding under section 1445 of the Code and the Treasury Regulations promulgated thereunder.

            SECTION 7.10 401(k) PLAN

            At Closing, the Company will terminate its 401(k) Plan.

            SECTION 7.11 GOOD STANDING

            The Company shall have delivered a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware and the State of California, respectively, showing that it is in good standing in such jurisdictions dated within two (2) Business Days of the Closing Date.

            SECTION 7.12 SERVICE PROVIDERS

            The Company shall have delivered definitive proof to the Purchaser that all professional fees and expenses (including, without limitation, legal, financial, investment banking and accounting fees) incurred by the Company in connection with the transactions contemplated herein, have been paid in full and shall have delivered a waiver and release of all claims from all investment banking firms retained in connection with the transactions contemplated herein.

                                  ARTICLE VIII

                       CONDITIONS OF COMPANY'S OBLIGATIONS

            The obligations of the Company to effect the Merger and complete the other transactions provided for in this Agreement are subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

            SECTION 8.1 PERFORMANCE BY THE PURCHASER AND MERGER SUB

            The Purchaser and Merger Sub shall have performed in all material respects all of their respective agreements and covenants contained in this Agreement required to be performed by such Party at or prior to the Effective Time.

            SECTION 8.2 TRUTH OF REPRESENTATIONS AND WARRANTIES

            Each of the representations and warranties of the Purchaser and Merger Sub contained in this Agreement (i) if specifically qualified by materiality, shall be true and complete as so qualified and (ii) if not qualified by materiality, shall be true and complete in all material respects, in each such case on and as of the date hereof and as of the Closing Date, with the same effect as if then made (except where any such representation or warranty is as of a specific earlier date, in which event it shall remain true and correct (as qualified) as of such earlier date), except with respect to both clauses (i) and (ii) for any failure to be so true (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) that has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement.

            SECTION 8.3 EMPLOYMENT AGREEMENTS

            The Purchaser shall have executed and delivered an Employment Agreement with each of Randy Saaf and Octavio Herrera, in the forms attached hereto as Exhibit B and Exhibit C, respectively.

            SECTION 8.4 LEGAL OPINION

            The Purchaser shall have delivered an opinion of counsel, dated as of the Closing Date and addressed to the Company, substantially in the form set forth as Exhibit H attached hereto, with respect to (i) the due authorization, execution, delivery and enforceability of this Agreement as to the Purchaser and Merger Sub, and (ii) no conflicts between the obligations of the Purchaser and Merger Sub under this Agreement and their respective certificates of incorporation and bylaws.

            SECTION 8.5 PURCHASER'S CLOSING CERTIFICATE

            The Purchaser shall deliver to the Company at Closing an officer's certificate of the Purchaser, solely in such capacity on the behalf of the Purchaser, certifying (i) as to the incumbency and signatures of the officers of the Purchaser and Merger Sub who execute this Agreement, (ii) as to the adoption of resolutions of the board of directors of the Purchaser and Merger Sub being correct, complete and in full force and effect on the Closing Date (though not necessarily dated as of the Closing Date), authorizing (A) the execution and delivery of this Agreement, and (B) the performance of the obligations of the Purchaser and Merger Sub hereunder, (iii) as to the Purchaser's and Merger Sub's bylaws and all amendments thereto being correct, complete and in full force and effect on the Closing Date and (iv) that the conditions to the Company's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 8.1 and 8.2 with respect to the Purchaser and Merger Sub have been satisfied.

                                   ARTICLE IX

                                 INDEMNIFICATION

            SECTION 9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) The representations and warranties of either party contained in or made pursuant to this Agreement shall terminate, without further action, on June 30, 2006; provided, however, that once a claim is made for indemnification in accordance with the terms of this Article IX and the Escrow Agreement, such time period shall not expire to such claim (the "Expiration Date").

            (b) The indemnification contained in this Article IX shall survive the Closing and shall remain in effect until the Expiration Date for any Indemnifiable Losses. Unless a claim for indemnification with respect to any alleged breach of any representation or warranty is asserted by notice given as herein provided that specifically identifies a particular breach and the underlying facts relating thereto, which notice is given within the applicable period of survival for such representation or warranty, such claim may not be pursued and is irrevocably waived after such time.

            SECTION 9.2 INDEMNIFICATION

            (a) Following the Closing and subject to the other sections of this
Article IX, the Company shall indemnify, defend and hold harmless the Purchaser and their respective directors, officers and agents from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any breach of the representations and warranties made by the Company in Article III of this Agreement, and (ii) a breach by the Company of any covenant of the Company contained in this Agreement.

            (b) Following the Closing and subject to the other sections of this
Article IX, the Purchaser shall indemnify, defend and hold harmless the Company Stockholders and their respective directors, officers, agents and assigns from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any breach of the representations or warranties made by the Purchaser in
Article IV of this Agreement, and (ii) a breach by the Purchasers of any covenant of the Purchaser contained in this Agreement.

            (c) The Stockholders' Representative, on behalf of the Company, shall be responsible for and shall take any and all actions on behalf of the Company with respect to the Company's indemnification rights and obligations set forth in this Article IX.

            SECTION 9.3 LIMITATIONS ON LIABILITY

            (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no claim for indemnification may be asserted under Section 9.2(a)(i) and (ii) with respect to any matter actually and consciously known to the Purchaser's Chief Executive Officer or Chief Financial Officer on the Closing Date as a result of written information provided by the Seller, and (ii) no claim for indemnification may be asserted under Section 9.2(b) with respect to any matter discovered by or known to the Company on or before the Closing Date.

            (b) As between the Company, on the one hand, and the Purchaser and Merger Sub, on the other hand, the remedies, rights and obligations set forth in this Article IX shall be the exclusive remedies, rights and obligations with respect to the liabilities and obligations referred to in Article IX and any breach of the representations, warranties or covenants set forth in this Agreement. Without limiting the foregoing, as a material inducement to entering into this Agreement, to the fullest extent permitted by law, each of the parties waives any claim or cause of action that it otherwise might assert, and any breach of the representations, warranties or covenants set forth in this Agreement, except for claims or causes of action brought under and subject to the terms and conditions of this Article IX.

            (c) Notwithstanding any other provisions of this Agreement or of any applicable law, no Indemnitee shall be entitled to make a claim against an Indemnifying Party under Sections 9.2(a) or 9.2(b) until the aggregate amount of Indemnifiable Losses incurred by the Indemnitee for all occurrence(s) giving rise to such Indemnifiable Losses exceeds $100,000.

            (d) Notwithstanding any other provisions of this Agreement, the indemnification obligations of the Company under Section 9.2 shall not exceed the remaining Holdback Amount. The sole source of funds to satisfy any indemnification obligations of the Company under this Agreement shall be the Escrow Fund.

            (e) The Company and the Purchaser shall reasonably cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

            (f) On June 30, 2006, the Holdback Amount remaining in the Escrow Fund (excluding any amounts held back for purposes of securing obligations which are alleged to be due and owing at the end of such period) shall be released from escrow and distributed to the Company Stockholders, all as set forth in the Escrow Agreement.

            SECTION 9.4 DEFENSE OF CLAIMS

            (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any Action by any entity that is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such Indemnitee, with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party, and the Stockholders' Representative if applicable, reasonably prompt written notice thereof; provided, however, that the failure of the Indemnitee to notify the Indemnifying Party shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this Article IX to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). Upon receipt of notification of a Third Party Claim, the Indemnifying Party shall be entitled, upon written notice to the Indemnitee, to assume the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee. Whether or not the Indemnifying Party elects to assume the investigation and defense of any Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the investigation and defense thereof; provided, however, that the Indemnitee shall pay the fees and disbursements of such separate counsel unless (i) the employment of such separate counsel has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has failed to assume the defense of such Third Party Claim within reasonable time after receipt of notice thereof with counsel reasonably satisfactory to such Indemnitee, or (iii) the named parties to the proceeding in which such Action has been asserted include both the Indemnifying Party and such Indemnitee and, in the reasonable judgment of counsel to such Indemnitee, there exists one or more defenses that may be available to the Indemnitee that are in conflict with those available to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the fees and disbursements of more than one counsel for all Indemnitees in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee unless such settlement includes as an unconditional term thereof the complete and general release of the Indemnitee from all liability in respect of such Third Party Claim. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnitee in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnitee, the Indemnitee may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnitee declined to accept plus the Losses of the Indemnitee relating to such Third Party Claim through the date of its rejection of the settlement offer or (ii) the aggregate Losses of the Indemnitee with respect to such claim.

            (b) Any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the incurrence thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article IX.

            If after the making of any Indemnification Payment the amount of the Indemnifiable Loss to which such payment relates is reduced by an actual recovery under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction (less any costs, expenses, premiums or taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnifying Party. Any indemnification payment made pursuant to this Agreement shall be net of any Tax benefit. Upon making any Indemnification Payment, the Indemnifying Party will, to the extent of such Indemnification Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnification Payment relates; provided that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss, and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, all claims of the Indemnifying Party against any such third party on account of said Indemnification Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this
Article IX, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

            SECTION 9.5 PURCHASE PRICE ADJUSTMENT

            The Parties shall treat any payment made under this Article IX as an adjustment to the purchase price unless otherwise required by applicable law.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1 AMENDMENTS, WAIVERS

            Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by each Party against whom such waiver or consent is to be effective. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

            SECTION 10.2 ENTIRE AGREEMENT

            This Agreement and the Schedules to this Agreement constitute the entire agreement of all the Parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or either of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any Party which is not contained in this Agreement or Schedules to this Agreement and no Party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein. All Schedules to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

            SECTION 10.3 BINDING EFFECT; ASSIGNMENT

            This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, to any other Person without the express prior written consent of the other Parties hereto.

            SECTION 10.4 HEADINGS

            The Article, Section and paragraph headings and the table of contents contained in this Agreement are for reference purposes only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the Parties.

            SECTION 10.5 NOTICES

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a Party if delivered in person or sent by overnight delivery (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Purchaser or Merger Sub  c/o ARTISTdirect, Inc.
                                   10900 Wilshire Boulevard
                                   Los Angeles, CA  90024
                                   Attention: Jonathan Diamond
                                   Telephone: (310) 443-5360
                                   Facsimile: (310) 443-5361

With a copy (which shall not       Sheppard, Mullin, Richter & Hampton, LLP
constitute notice) to:             333 South Hope Street, 48th floor
                                   Los Angeles, California 90071
                                   Attention: David Sands
                                   Telephone: (213) 617-5536
                                   Facsimile: (213) 830-2056

If to the Company:                 MediaDefender, Inc.
                                   4505 Glencoe Avenue
                                   Marina Del Rey, California 90292
                                   Attention: Chief Executive Officer
                                   Telephone: (310) 306-9110
                                   Facsimile: (310) 306-9869

With a copy (which shall not
constitute notice) to:             O'Melveny & Myers LLP
                                   400 South Hope Street
                                   Los Angeles, CA 90071
                                   Attention: Mark C. Easton
                                   Telephone: (213) 430-6549
                                   Facsimile: (213) 430-6407

            SECTION 10.6 GOVERNING LAW

            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law provisions thereof. Each of the Parties hereto irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of federal and state courts in the County of Los Angeles in the State of California for the purposes of any Action arising out of this Agreement or any of the transactions contemplated hereby.

            SECTION 10.7 SEVERABILITY

            If any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a Party, the remaining provisions of this Agreement shall continue in full force and effect and, to the extent required, shall be modified to preserve their validity. Upon such determination that any term or other provision or any part of any provision is void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            SECTION 10.8 NO THIRD PARTY RIGHTS

            Other than Section 5.2, which is intended to benefit the Indemnified Parties, and Article IX, which is intended to benefit the Indemnitees, nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective successors and permitted assigns, except to the extent necessary to enforce the provisions of Section 5.2 or Article IX, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor shall any provisions give any third Persons any right or subrogation over or action against any Party.

            SECTION 10.9 FEES AND EXPENSES

            All fees and expenses incurred by the Company in connection with this Agreement, the Merger and the transactions contemplated herein shall be accrued and reflected in the Company's financial statements for pre-Closing periods. The Company shall obtain a statement from each of its professional advisors that all fees and expenses due to them shall have been invoiced prior to the Closing and the Company shall not pay any fees or expenses that are invoiced after the Closing. The Purchaser shall be responsible for paying the fees and expenses incurred by the Purchaser in connection with this Agreement, the Merger and the transactions contemplated herein. Neither the Company nor the Purchaser shall be responsible for any fees or expenses incurred by any of the Company's stockholders or employees in connection with the transactions contemplated herein.

            SECTION 10.10 COUNTERPARTS

            This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

            SECTION 10.11 SPECIFIC PERFORMANCE

            The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties are entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

            SECTION 10.12 WAIVER OF JURY TRIAL

            Each Party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

                         [SIGNATURES ON FOLLOWING PAGE.]

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                             ARTISTDIRECT, INC.

                                             By:   /s/ Robert N. Weingarten
                                                 -------------------------------
                                                 Name: Robert N. Weingarten
                                                 Title: Chief Financial Officer

                                             ARTISTDIRECT MERGER SUB, INC.

                                             By:   /s/ Robert N. Weingarten
                                                 -------------------------------
                                                 Name: Robert N. Weingarten
                                                 Title: Secretary

                                             MEDIADEFENDER, INC.

                                             By: /s/ Octavio Herrera
                                                 -------------------------------
                                                 Name: Octavio Herrera
                                                 Title: Chief Financial Officer,
                                                 Secretary, Treasurer

                          Agreement and Plan of Merger

                                     ANNEX A

                                   DEFINITIONS

      "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether administrative, civil or criminal, in law or in equity, or before any arbitrator or Governmental Authority.

      "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" is defined in the first paragraph of this Agreement.

      "Benefit Plan" is defined in Section 3.12.

      "Business" shall mean the Company's operations relating to anti-piracy solutions in the Internet piracy prevention industry.

      "Business Day" means any day other than a Saturday or Sunday or a day on which national banking institutions in the City of Los Angeles, California are authorized or obligated by law or executive order to be closed.

      "Certificate of Merger" is defined in Section 2.2.

      "Closing" is defined in Section 2.10.

      "Closing Date" is defined in Section 2.10.

      "Code" means the Internal Revenue Code of 1986, as amended, and as the context requires, the Treasury regulations promulgated thereunder.

      "Company" is defined in the first paragraph of this Agreement.

      "Company Certificate" means each certificate representing shares of Company Common Stock.

      "Company Common Stock" means the common stock, par value $0.0001 per share, of the Company.

      "Company Option" is defined in Section 2.6(b).

      "Company Stockholders" means the holders of Company Common Stock and the holders of Company Options who are entitled to receive a proportionate share of the Merger Consideration hereunder.

      "DGCL" means the Delaware General Corporation Law.

      "Dissenting Shares" is defined in Section 2.7.

      "D&O Insurance" is defined in Section 5.2(b).

      "Effective Date" is defined in Section 2.2.

      "Effective Time" is defined in Section 2.2.

      "Employee" means any present or former director, officer or employee of the Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Agent" is defined in Section 2.8(a).

      "Exchange Fund" is defined in Section 2.8(b).

      "Fractional Interest in the Escrow Fund" shall mean, with respect to each holder of Company Common Stock or Company Options, the quotient of (i) the total number of issued and outstanding shares of Company Common Stock owned by such Person (and/or Company Common Stock issuable to a holder pursuant to Company Options), as of the Effective Time divided by (ii) the aggregate number of shares of Company Common Stock outstanding as of such date, including all shares of Company Common Stock issuable pursuant to the Company Options, multiplied by the any Holdback Amount that is released from the Escrow Fund.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

      "Governmental Authority" means any federal, state or local government or any agency, authority, subdivision or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board, or any quasi-governmental or private body exercising any regulatory, taxing, inspecting or other governmental authority.

      "Indemnifiable Losses" means any losses, costs, damages, liabilities or expenses for or against which any Party is entitled to indemnification under this Agreement.

      "Indemnified Parties" is defined in Section 5.2(a).

      "Indemnifying Party" means any Person obligated under Section 9.2 to indemnify an Indemnitee against any Indemnifiable Losses.

      "Indemnitees" means a Person identified in Section 9.2 as entitled to indemnification for any Indemnifiable Losses.

      "Intellectual Property Right" means all intellectual property rights and assets, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, trade dress, service marks, service mark applications, domain names, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

      "Joinder Agreement" means that certain Joinder Agreement, dated as of May 16, 2005, among Randy Saaf, Octavio Herrera, Stefan Kaczmarek, Jay Mairs, OnSystems, Inc. and Purchaser.

      "Knowledge" means the actual knowledge of Randy Saaf, Octavio Herrera, Stefan Kaczmarek or Jay Mairs, after reasonable inquiry of those managerial employees of the Company whom such Persons reasonably believe would have knowledge of the matters presented.

      "Legal Prohibition" means any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by any Governmental Authority (including any federal or state court of competent jurisdiction), in any case that is in effect and that prevents or prohibits consummation of the Merger or any of the other material transactions contemplated in this Agreement.

      "Material Adverse Effect" means a material adverse effect on the business, properties, assets, results of operations, or condition (financial or otherwise) of the Company, taken as a whole, other than effects relating to or arising from
(i) the announcement, execution or performance of this Agreement or any agreements delivered pursuant hereto; (ii) general economic conditions in the United States or other regions where the Company does business; or (iii) events or circumstances that affect generally the industry in which the Company participates.

      "Material Contracts" is defined in Section 3.9(b).

      "Merger" is defined in the Recitals to this Agreement.

      "Merger Consideration" is defined in Section 2.4.

      "Merger Sub" is defined in the first paragraph of this Agreement.

      "Parties" is defined in the first paragraph of this Agreement.

      "Person" means a natural person, corporation, partnership, limited partnership, limited liability company, trust or unincorporated organization or similar entity, or a Governmental Authority.

      "Pre-Closing Tax Period" means a taxable period ending on or prior to the Closing Date.

      "Purchaser" is defined in the first paragraph of this Agreement.

      "Restraint" is defined in Section 7.8.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

      "Security Interest" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law.

      "Stockholders' Agreement" means those certain Stockholders' Agreements dated as of 2001 and 2002, among the Company and the Company Stockholders who have executed a counterpart signature page to either such Stockholders' Agreement.

      "Stockholders' Representative" is defined in Section 2.8.

      "Surviving Corporation" is defined in Section 2.1.

      "Tax" or "Taxes" means any (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, personal holding company, accumulated earnings, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and (ii) interest, penalties, fines, or additions to tax or additional amounts with respect to any item described in clause (i).

      "Tax Return" means any return, report, information return or other document (including any related or supporting information, any schedule or attachment thereto, and any amendment thereof) filed or required to be filed with any federal, foreign, state or local taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.